UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

Cerberus Cyber Sentinel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41227	83-4210278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6900 E. Camelback Road, Suite 240

Scottsdale, Arizona 85251

(Address of principal executive offices) (Zip Code)

(480) 389-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Sandra D. Morgan

Effective March 15, 2022, Sandra D. Morgan resigned from her position as a member of our Board of Directors. Ms. Morgan indicated that her departure is not the result of any disagreement with our operations, policies, or procedures. At the time of her resignation, Ms. Morgan served on the Audit Committee and the Governance and Nominating Committee. We appreciate the contributions of Ms. Morgan and thank her for her service.

Election of Ashley N. Devoto

Effective March 21, 2022, our Board of Directors appointed Ashley Devoto as Chief Information Security Officer and as a director of our company.

Ms. Devoto, 38, previously served in various roles at Booz Allen Hamilton, a U.S.-based government contractor, from June 2018 to March 2022, most recently serving as its Chief Information Security Officer. From April 2017 to June 2018, she served as Business Information Security officer for Bank of America, a financial services company. Ms. Devoto has served in the U.S. Air Force Cyberspace Operations since March 2010, and she served as defensive cyber operations planner at 24th Air Force and NORAD/USNORTHCOM. Ms. Devoto continues to serve in a reserve capacity by leading strategic cyber force development initiatives in her current assignment at the Pentagon. Ms. Devoto holds a bachelor’s degree in Computer Engineering from Vanderbilt University and a master’s degree in Engineering Management from Southern Methodist University. We believe Ms. Devoto’s cybersecurity experience, as well as her extensive experience across military, financial services, and professional services organizations, provide the requisite qualifications, skills, perspectives, and experience that make her well qualified to serve on our Board of Directors.

In her role as Chief Information Security Officer of our company, Ms. Devoto will receive an annual base salary of $225,000, which will be subject to review and adjustment in accordance with our policies. Ms. Devoto will be eligible to receive an annual bonus guaranteed at 20% and up to 100% of her base salary, in the sole discretion of our Compensation Committee. Ms. Devoto also received a grant of stock options to purchase 1,000,000 shares of our common stock at an exercise price of $5.00 per share. One-fourth of the stock options will vest on the first anniversary of the date of grant, and the remaining three-fourths of the stock options will vest monthly over a period of three years thereafter. In addition, Ms. Devoto will receive a signing bonus of $100,000. Ms. Devoto will not receive any additional compensation as a director of our company.

As an employee director, we do not anticipate that Ms. Devoto will serve on any of the committees of our Board of Directors. Other than with respect to the terms of her employment as Chief Information Security Officer of our company, there are no other arrangements or understandings pursuant to which Ms. Devoto was selected as a director. There are no related party transactions between us and Ms. Devoto reportable under Item 404(a) of Regulation S-K. Ms. Devoto has no family relationship with any director or executive officers of our company.

Item 7.01.	Regulation FD Disclosure.

We are furnishing the disclosure in this Item 7.01 in connection with the disclosure of information in the form of textual information from a press release published on March 21, 2022 announcing Ms. Devoto’s appointment as Chief Information Security Officer of our company. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
	Number	Exhibits

	99.1	Press release from Cerberus Cyber Sentinel Corporation, dated March 21, 2022, entitled “Cerberus Sentinel Appoints New Chief Information Security Officer to Executive Team”

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERBERUS CYBER SENTINEL CORPORATION

Date: March 21, 2022	By:	/s/ Debra L. Smith
Debra L. Smith
Chief Financial Officer

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